CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds II and to the use of our report dated February 25, 2014 on the financial statements and financial highlights of Phocas Real Estate Fund, a series of shares of beneficial interest in the Forum Funds II.  Such financial statements and financial highlights appear in the December 31, 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
April 23, 2013